EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ENACTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Jan Hall and Katie Cox, the Chief Executive Officer and Chief Accounting Officer, respectively, of Guardion Health Sciences, Inc. (the “Company”), hereby certify that based on the undersigned’s knowledge:

(1)	The Company’s Annual Report on Form 10-K/A for the period ended December 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 29, 2024	/s/ Jan Hall
Jan Hall
Chief Executive Officer
(Principal Executive Officer)

April 29, 2024	/s/ Katie Cox
Katie Cox
Chief Accounting Officer
(Principal Financial and Accounting Officer)